UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2018
(Date of earliest event reported: January 28, 2018)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On January 29, 2018, Revlon issued a press release (the "Press Release") announcing its preliminary estimated earnings for the fiscal year ended December 31, 2017.

A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Press Release shall be deemed to be "furnished" to the SEC and not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Departure of Fabian T. Garcia

On January 28, 2018, Fabian T. Garcia informed the Board of Directors that he was resigning from his position as President and Chief Executive Officer of Revlon, Inc. (“Revlon”), and Revlon Consumer Products Corporation (“RCPC,” and together with Revlon, the “Company”), effective immediately.  Mr. Garcia also resigned as a director of the Company.  Mr. Garcia is expected to continue as an employee of the Company in an advisory role through the end of February 2018 to assist the Company with the transition of his duties and responsibilities.

The Company and Mr. Garcia have entered into a separation agreement memorializing the terms of his transition and separation of employment (the “Separation Agreement”).  The Separation Agreement provides that Mr. Garcia will receive certain separation pay and benefits that he is otherwise entitled to receive under his employment agreement dated March 27, 2016 in respect of a termination without cause, which agreement was previously disclosed in a Current Report on Form 8-K filed with the SEC on March 28, 2016.

Item 5.02(c) – Appointment of Certain Officers

With Mr. Garcia’s departure, the Board of Directors elected Paul M. Meister as the Company’s Executive Vice Chairman, effective January 28, 2018.  In this position, Mr. Meister will act as the principal executive officer of the Company until such time as Mr. Garcia’s full-time successor as President and Chief Executive Officer is appointed.  At this time, the Company and Mr. Meister have not entered into any compensation arrangements (written or unwritten) in connection with his new role.

Effective January 28, 2018, the Board of Directors elected Debra G. Perelman as Chief Operating Officer of the Company.  In this position, Ms. Perelman will oversee certain aspects of the Company’s marketing, sales and research & development functions.  At this time, the Company and Ms. Perelman have not entered into any compensation arrangements (written or unwritten) in connection with her new role.

Mr. Meister (65) has been a director of Revlon since June 2016 and has served as President of MacAndrews & Forbes Incorporated (“M&F”), Revlon’s majority stockholder, since 2014. He is also Co-Founder, and since 2008, Chief Executive Officer, of Liberty Lane Partners, a private investment company with investments in healthcare, technology and distribution-related industries, and Co-Founder and, since 2007, Vice Chair, at Perspecta Trust, a trust company that provides trust and investment services.  From 2010 to 2014, Mr. Meister served as Chairman, and from 2011 to 2014 also as Chief Executive Officer, of inVentiv Health (now known as Syneos Health, Inc.), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Mr. Meister does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Ms. Perelman (44) has been a director of Revlon since June 2015 and has served as Executive Vice President, Strategy, Digital Content and New Business Development of the Company since December 2017. She also has served as Executive Vice President, Strategy and New Business Development, of M&F since 2014 and in various other roles at M&F since joining M&F in 2004. Ms. Perelman is the daughter of Ronald O. Perelman, the Chairman of the Company’s Board of Directors.  Ms. Perelman’s former position as EVP Strategy, Digital Content and New Business Development of the Company was carried out pursuant to a secondment arrangement between the Company and M&F, pursuant to which her compensation and benefits were paid directly by M&F and not by the Company, except that the Company was responsible for applicable business and travel expenses incurred by Ms. Perelman.

Mr. Meister will continue to serve in his capacities as President of M&F and as a director of Revlon’s Board of Directors.  While Ms. Perelman will remain as a director of Revlon, she has stepped down from the Compensation Committee of the Board, effective as of January 28, 2018, which vacancy was filled by appointment of Mr. Meister to that position.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits

99.1      Press Release, dated January 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and
Secretary

January 29, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 29, 2018.